EXHIBIT 99.1

Certification

            Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Brown & Brown, Inc. (the "Company") hereby certifies, in the undersigned's capacity as an officer of the Company and to such officer's actual knowledge, that:

    (1)    the Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned officer has executed this Certification on May 15, 2003.

/S/ J. HYATT BROWN
Name: J. Hyatt Brown
Title: Chief Executive Officer

            A signed original of this written statement required by Section 906 has been provided to Brown & Brown, Inc. and will be retained by Brown & Brown, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.